EXHIBIT 99.1

Memo to:	The Board of Directors of Kingold Jewelry
Date:	January 28, 2011
From:	Vincent Orza

Please be advised per my discussion with Bin last evening, I am tendering my resignation from the Board of Directors of Kingold Jewelry effective immediately.

/s/ Vincent F. Orza
Vincent F. Orza